                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 1, 2005, is entered into between ARMOR HOLDINGS, INC., a Delaware corporation (the
"Company") and ROBERT R. SCHILLER (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to continue to employ the Employee as
President and Chief Operating Officer of the Company and to be assured of his services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to continue to be employed as President and Chief Operating Officer of the Company on such terms and conditions; and

     WHEREAS, the Compensation Committee of the Company's Board of Directors
(the "Compensation Committee") and the Company's Board of Directors (the
"Board"), at meetings duly called and held, have each authorized and approved the execution and delivery of this Agreement by the Company; and

     WHEREAS, the previous employment agreement between the Employee and the
Company, dated as of January 1, 2002, as amended on November 4, 2003 (the
"Previous Agreement"), expired on December 31, 2004 pursuant to its terms.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Company hereby continues to employ the Employee as the
President and Chief Operating Officer of the Company, and the Employee accepts such continued employment, upon the terms and subject to the conditions set forth in this Agreement.

     2. TERM. The term of this Agreement shall commence on the date hereof and terminate on December 31, 2007 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

     3. DUTIES. During the Term of this Agreement, the Employee shall serve as
President and Chief Operating Officer of the Company and shall, under the control of the Chief Executive Officer of the Company and the Board, perform all duties commensurate with his position and as may be assigned to him by the Chief
Executive Officer of the Company or the Board. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the
Company and to diligently and competently perform the duties of his position.
Notwithstanding

the foregoing, it is understood and agreed that the Employee from time to time may (a) be appointed to additional offices or to different offices than those set forth above (including, without limitation, additional offices with any affiliate of the Company), (b) perform such duties other than those set forth above, and/or (c) relinquish one or more of such offices or other duties as may be mutually agreed to by and between the Company and the Employee, and that no such action shall be deemed or construed to otherwise amend or modify any of the remaining terms or conditions of this Agreement.

     4. COMPENSATION AND BENEFITS.

     (a) Base Compensation. During the Term, the Company shall pay to the
Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $700,000.00 per year (as may be adjusted from time to time pursuant to this Section 4(a), the
"Base Compensation"). During the Term, the Compensation Committee shall review
Employee's Base Compensation (i) on an annual basis based on the performance of
Employee and the Company, and (ii) upon a significant change in the business of the Company, as determined in the sole discretion of the Compensation Committee.
The Employee's Base Compensation shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts.

     (b) Bonuses. In addition to any other bonus(es), whether based on performance, operations or otherwise, that the Compensation Committee may award to Employee in its sole discretion, the Company shall provide Employee with a minimum cash bonus of 100% of Base Compensation in each year of the Term so long as the Company achieves the Company's target for earnings before interest, taxes, depreciation and amortization, as computed by the Company on a consistent basis ("EBITDA") for such year as reflected in the annual budget approved by the
Board (the "Annual Bonus"). In the sole discretion of the Compensation Committee and the Board of Directors, any Annual Bonus may be increased based on performance to a target level of 200% of Base Compensation; provided that nothing herein shall limit the discretion of the Compensation Committee and the
Board of Directors to further adjust the Annual Bonus based upon performance.
For purposes of this Section 4(b), any Annual Bonus payable to the Employee shall be paid no later than 2 1/2 months after the end of the fiscal year in question during the Term.

     (c) Stock Options; Restricted Stock; Stock Bonus Awards.

     (i) Generally. The Employee shall also be entitled to participate, at the sole and absolute discretion of the Compensation Committee, in the
     Company's 2002 Stock Incentive Plan, or such other stock incentive plan as the Company may have in effect from time to time (the "Stock Incentive
     Plan"). Such participation and awards shall be based upon, among other things, the Employee's performance and the Company's performance, all as determined by the Compensation Committee. In addition, the Employee may be entitled, during the Term of this Agreement, to receive additional options, restricted stock and Stock Bonus Awards at such prices and other terms, and/or to participate in such other bonus plans, whether during the term of this Agreement or

     upon termination pursuant to Section 10 hereof, as the Compensation
     Committee may, in its sole and absolute discretion, determine.

     (ii) Grants Effected Hereby. The Employee shall be entitled to receive the
     Stock Bonus Awards and options set forth in Schedule A attached hereto.

     (iii) Availability. The Company shall use its commercially reasonable efforts to keep the requisite number of options and shares of Common Stock available under the Stock Incentive Plan to fulfill the grants and options referenced herein.

     (d) Medical and Fringe Benefits. During the Term, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. The Company
retains the right to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties. Subject to the terms of this Section 4(d), the Employee will be entitled to receive at no cost to the Employee, (i) eighteen months of coverage for the medical benefits described above if the Company does not offer to renew this Agreement upon expiration of the Term on substantially similar terms, and (ii) three years of coverage for the medical benefits described above if this Agreement is terminated by the Company without cause or there occurs a change in control (as hereinafter defined) and the Employee terminates this Agreement; provided, however, that in each such case, such coverage need not be provided by the
Company if the Employee is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer. In the event of a termination of this Agreement pursuant to Section 10(a) or 10(b) hereof, the Employee and/or his family, as applicable, shall be entitled to receive, at no cost to them, three years of medical and dental coverage that the Employee had at the time of such termination.

     (e) Use of Company Aircraft. For security purposes, during the Term, so long as the Company (or one of its subsidiaries) owns an interest in, or a right to use, a private jet aircraft, the Employee shall use such aircraft for business purposes, and upon reasonable notice, and provided that such aircraft is not required at such times for business purposes, the Company will make available such aircraft to Employee and his family for up to fifty (50) flight hours per year for his and his family's personal use, in each case at no cost to the Employee other than any applicable personal income taxes payable in connection therewith. An amount equal to the related benefit of such personal use of the aircraft will be included in Employee's taxable income as required pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations.

     (f) Payments Upon Change in Control or Without Cause Termination. Upon the
occurrence of a change in control, the Employee shall have the right to terminate this Agreement; provided, however, that if requested to do so by the
Company, the Employee shall provide consulting services to the Company for transition purposes for a period of six months following the effective date of such change in control and his termination of this Agreement, and the

Company shall pay consulting fees to the Employee for such six month period in an amount equal to the compensation he would have otherwise received under this
Agreement had it been in effect for such six month period. Upon the termination of this Agreement by the Employee due to the occurrence of a change in control, the Employee shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, immediately upon the consummation of the change in control, three times the sum of (i) the Employee's highest annual Base
Compensation, plus (ii) the Annual Bonus for such year, in each case since
January 1, 2004. Upon the termination of this Agreement by the Company pursuant to Section 10(d) hereof, the Employee shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within 5 business days of termination by the Company pursuant to Section 10(d) three times the
Employee's highest annual Base Compensation since January 1, 2004. If the
Company does not offer to renew this Agreement upon expiration of the Term on substantially similar terms, and provided that the Employee is no longer employed by the Company, the Employee shall be entitled to receive one and one-half times the Employee's highest annual Base Compensation since January 1,
2004, which shall be payable in accordance with the normal payroll practices of the Company over a period of eighteen months, and shall be subject to withholding for applicable taxes and other amounts; provided, however, that such payments shall not commence until six months have elapsed from the effective date of such non-renewal; and provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof. For purposes of this Agreement, each payment referred to in this Section 4(f) shall be a "Termination Payment". Any Termination Payment shall be subject to withholding for applicable taxes and other amounts.
Notwithstanding anything to the contrary set forth herein, in the event that the
Employee has breached his obligations under Sections 7 or 8 hereof, then the
Employee shall immediately repay to the Company the full amount of the gross
Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of this Agreement, a non-renewal of this
Agreement shall not be deemed to have occurred if the Company offers the
Employee to renew this Agreement upon the same terms and conditions set forth herein and the Employee rejects such offer.

     5. REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Board, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement. In addition, the Company shall provide the Employee with a non-accountable supplemental expense reimbursement allowance equal to 7.5% of the Base Compensation of the Employee per year for each year during the Term.

     6.   REPRESENTATIONS OF EMPLOYEE; RESTRICTIONS ON SALE; TERMINATION OF
          UNVESTED OPTIONS AND UNVESTED STOCK.

     (a) No Conflict. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the

Company or the performance by the Employee of his duties under this Agreement.
The Employee further represents and warrants that he is not aware of any criminal activity or a violation of Company policy by any employee or agent of the Company that has not been disclosed to the Company, and covenants and agrees that upon his obtaining any such information, the Employee shall promptly disclose such information to a responsible officer of the Company and to the
Company's outside counsel as set forth in Section 12(f)(ii).

     (b) Restrictions on Sale of Stock. The Employee further covenants and agrees that, except as provided in the next sentence of this Section 6(b), he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of any shares of capital stock of the Company, securities convertible into capital stock of the Company and the shares of capital stock of the Company underlying such convertible securities that are set forth on
Schedule A attached hereto or that may be granted after the date hereof
(collectively, the "Locked Shares") until the expiration of the lock-up restrictions contained herein or as otherwise contained in the grant agreements with respect to such Locked Shares, and such restrictions on dispositions shall apply upon a termination of this Agreement for cause as described in Section
10(c) hereof; provided, however, that the restrictions with respect to such dispositions as set forth in this sentence shall not apply to the Employee in the event of a "change in control" of the Company or in the event of a termination of this Agreement pursuant to Sections 10(a), 10(b) or 10(d) hereof.
With respect to any shares of capital stock of the Company, securities convertible into capital stock of the Company and the shares of capital stock of the Company underlying such convertible securities other than the Locked Shares owned by the Employee, some of which are set forth on Schedule B attached hereto, the Employee shall give the Company's Chairman of the Board five business days advance written notice of any intent to sell such Common Stock. In the event of a termination of this Agreement by the Company for cause, or a termination of this Agreement by the Employee, any existing lock-up restrictions still applicable on the date of termination to the Locked Shares shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate. The grants of Stock Bonus Awards and options identified herein shall be evidenced by separate Stock Bonus Award agreements and stock option award agreements, as applicable, between the Company and the
Employee. Notwithstanding the foregoing, the Employee shall, to the extent permitted under applicable law, rule or regulation, be permitted to (i) transfer the Locked Shares to his immediate family members or trusts for the benefit of his immediate family members for estate planning purposes; provided that any such transferees shall be subject to the restrictions applicable to the Employee set forth herein; and (ii) in connection with any restricted stock award or
Stock Bonus Awards, dispose of shares by having the Company withhold shares of
Common Stock in order to satisfy the Employee's tax obligations.

     (c) Change in Control Definition. For purposes hereof, a "change in control" of the Company shall be deemed to have occurred in the event that: (i)
individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual was a member of the Board as of the date hereof; (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity,

or (C) a tender offer, whether solicited or unsolicited; or (iii) any party, other than the Company, is or becomes the "beneficial owner" (as defined in Rule
13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting securities of the Company representing 40% or more of the total voting power of all the then-outstanding voting securities of the Company.

     (d) Accelerated Vesting. In addition, in the event that this Agreement is terminated by the Company without cause pursuant to Section 10(d) hereof prior to the expiration of the Term or upon the occurrence of a "change in control", except as set forth herein, all grants of Common Stock granted to the Employee pursuant to Section 4 hereof shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Employee, shall terminate.

     (e) Termination of Unvested Stock.

         (i) Termination by Company. In the event that this Agreement is terminated by the Company with cause pursuant to Section 10(c) hereof prior to the expiration of the Term, all unvested grants of Common
         Stock granted to the Employee pursuant to the terms of this Agreement or otherwise shall terminate and be null and void.

         (ii) Termination by Employee. In the event that this Agreement is terminated by the Employee, other than due to a change in control, all unvested grants of Common Stock granted to the Employee shall terminate and be null and void.

     7. CONFIDENTIALITY; INTELLECTUAL PROPERTY. For purposes of this Section 7, all references to the Company shall be deemed to include all of the Company's affiliates and subsidiaries.

        (a) Confidential Information. The Employee acknowledges that as a result of his/her employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company (in written, graphic, oral and/or other forms, and in electronic, magnetic, paper and other media), including, without limitation, information regarding the Company's assets, properties, business, plans, strategies, operations, business and product development, including without limitation, acquisitions and new lines of business, trade secrets, novel ideas, inventions, know-how, customers, business affiliates, techniques, training materials, algorithms, computer programs (including source code and object code), designs, formulas, test plans, data, analyses and results, services, costs, finances, financial statements and projections, financial and marketing information, markets, sales, vendors, suppliers, personnel, pricing policies, plans for future developments, acquisition or disposition strategies, specifications, technology, research and development, and other similar information in respect of the Company (collectively, the "Confidential
Information"), and that such information, even though it may be contributed to, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense, which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of his employment with the Company, use
(whether for personal gain or otherwise), reveal, report, publish, transfer or otherwise disclose to any

person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company who have a need for such information for purposes in the best interests of the Company, and except (i) for such information which is or becomes of general public knowledge from authorized sources other than the Employee, or (ii) as may be required by law, regulation, legal proceeding or court order. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such
Confidential Information will be used for the exclusive benefit of the Company.

     (b) Return of Confidential Information. Confidential Information or other information relating to the Company's business or products which come into the possession of the Employee shall remain the sole property of the Company, and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Employee except in the performance of his duties as an employee of the Company and then only at the direction of the Company. Upon the earlier of the Company's request therefor, or the termination of the Employee's employment by the Company, the Employee shall return to the Company all such information, and all copies, facsimiles, replicas, photocopies, and reproductions of them.

     (c) Intellectual Property. (i) Employee expressly agrees that any products, works of authorship, deliverables, designs, processes, drawings or inventions produced by him at the request or on behalf of the Company (the "Materials")
shall be the property of the Company. The Company shall own all right, title and interest in and to the Materials, and all additions to, deletions from, alterations of or revisions to, and each part thereof, including all tools and work in progress with respect thereto, and all other materials provided to
Employee by or at the expense of the Company. Without limiting the foregoing,
Employee hereby acknowledges that his work and services for the Company and all results thereof are "works made for hire" for the Company as that term is defined by the Copyright Act of 1976, as amended (the "Copyright Act"), and the
Company shall own all right, title and interest therein. The Company shall be considered the author of the Materials for purposes of copyright and shall own all the rights in and to the copyright to the Materials, and, as between
Employee and the Company, only the Company shall have the right to obtain copyright registration of the Materials which the Company may do in its name, its trade name or the name of its nominee. The Company shall have the sole and exclusive rights to do and authorize any and all of the acts set forth in
Section 106 of the Copyright Act with respect to the Materials and any derivatives thereof, and to secure any extensions or renewals of such copyrights. Employee retains no rights to the Materials and agrees not to challenge the validity of the Company's ownership of the Materials.

              (ii) To the extent that the Materials are determined by a court of competent jurisdiction or the Register of Copyrights not to be a work made for hire and/or for purposes of ownership of any inventions or patent rights in and to the Materials, Employee hereby irrevocably assigns, transfers, releases and conveys to the Company all right, title and interest (including all patent, copyright, trade secret and trademark rights) of Employee in and to the
Materials. The rights hereby conveyed to the Company hereunder include without limitation all rights to any and all inventions relating to or described in the
Materials. Employee further agrees to execute (and to cause its principals, employees and agents to execute) any and all documents

deemed necessary or appropriate by the Company to effectuate a complete transfer of ownership of all rights in the Materials to the Company throughout the world.

              (iii) The Employee will promptly disclose to the Company all
Materials conceived, developed or acquired by him alone or with others during the term of his employment with the Company, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. Without limiting the scope of this Section 7, all such Materials shall be the sole and exclusive property of the Company, and upon the Company's request, the Employee shall deliver to the Company all drawings, models and other data and records relating to such Materials. In the event any such
Materials shall be deemed by the Company to be patentable or copyrightable, the
Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyright registrations and to vest the Company with full title thereto.

              (iv) The Employee irrevocably designates and appoints the Company and each of its duly authorized officers or agents, individually, as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by the
Employee.

     8. NON-COMPETITION. For purposes of this Section 8, all references to the
Company shall be deemed to include all of the Company's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the
Company and others to compete with the Company. During his employment by the
Company and for a period of (i) eighteen months after the expiration of this
Agreement without renewal or (ii) three years after the termination of this
Agreement for any reason (the "Restricted Period"), the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the
Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company or any vendor, supplier or distributor of the
Company during the term of Employee's employment by the Company, or any line of business or acquisition that the Company either (i) contemplates entering into, whether or not actually entered into, or (ii) has obtained due diligence or other information on during Employee's employment with the Company (it being understood hereby, that the ownership by the Employee of 5% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). For a period of three years following the expiration of this Agreement without renewal or the termination of this
Agreement for any reason, the Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. Employee further agrees that if any such customer contacts Employee during the Restricted Period in respect of doing business with Employee, Employee will advise such customer of the restrictions on his ability to do business with such customer contained herein.
The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Any breach or violation by the Employee of the provisions of this Section 8 shall toll the running of any time periods set forth in this Section 8 for the duration of any such breach or violation.

     9. REMEDIES. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Sections 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8.
Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or
9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     10. TERMINATION. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

     (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

     (b) Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this
Agreement for a period of ninety (90) consecutive days

or for an aggregate of one hundred twenty (120) days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Board. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a physician licensed to practice in the State of
Florida to make such a determination. If the two (2) physicians selected cannot agree on a determination, they will mutually select a third physician and the decision of the majority of the three (3) physicians will be binding.

     (c) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement and the expiration of a 10-day cure period for such breach after written notice thereof has been given to the Employee
(which cure period shall not be applicable to clauses (ii) through (v) of this
Section 10(c)); (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (iii)
Employee's failure to perform any reasonable directive of the Chief Executive
Officer of the Company or the Board; (iv) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (v) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company.

     (d) Without Cause. This Agreement may be terminated at any time by the
Company without cause immediately upon giving written notice to the Employee of such termination. In such event, the Employee shall be entitled to receive the
Termination Payment in accordance with the provisions of Section 4(f) hereof.

     11. ADDITIONAL DISCRETIONARY BENEFITS. At the sole and absolute discretion of the Board of Directors of the Company, the Board of Directors may grant to the Employee additional benefits, including, without limitation, (i) the right to receive a gross-up payment to the extent of any applicable excise taxes imposed by Section 4999 of the Code; and (ii) the right to participate in any
Supplemental Executive Retirement Plan that may be adopted by the Board of
Directors in its sole and absolute discretion.

     12. MISCELLANEOUS.

     (a) Survival. The provisions of Sections 4(d) and (f), 6(b), 7, 8, 9, 11 and 12 shall survive the termination of this Agreement.

     (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

     (c) Modification. This Agreement may not be modified or terminated orally, and no modification or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

     (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of

                                       10

this Agreement or such party's right thereafter to enforce any provision of this
Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

     (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this
Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

     (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt:

             (i)   To the Company:  Armor Holdings, Inc.
                                    13386 International Parkway
                                    Jacksonville, Florida 32218
                                    Attention: Chief Executive Officer

             (ii)  With a copy to:  Kane Kessler, P.C.
                                    1350 Avenue of the Americas
                                    New York, New York 10019
                                    Attention: Robert L. Lawrence, Esq.

             (iii) To the Employee: Robert R. Schiller
                                    7270 Oakmont Court
                                    Ponte Vedra Beach, Florida 32082

     (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     (h) Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County,
New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and

                                       11

the parties irrevocably and expressly agree to submit to the jurisdiction of the courts located in New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement and waive any objections on the grounds of forum non conveniens or otherwise. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question. The parties hereto irrevocably waive the right to a jury trial in connection with any action arising under this Agreement or the employment of Employee.

     (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

     (j) No Third-Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

     (k) Code Section 409A. The parties to this Agreement intend that the
Agreement complies with Section 409A of the Code, where applicable, and this
Agreement shall be interpreted in a manner consistent with that intention. To the extent not otherwise provided by this Agreement, and solely to the extent required by Section 409A of the Code, no payment or other distribution required to be made to the Employee hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) as a result of his termination of employment with the Company shall be made earlier than the date that is six (6) months and one day following the date on which the Employee separates from service with the Company and its affiliates (within the meaning of Section 409A of the Code).

                            [SIGNATURE PAGE FOLLOWS]

                                       12

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date set forth above.

                                        ARMOR HOLDINGS, INC.

                                        By: /s/ Warren B. Kanders
                                           -----------------------------------
                                           Name:  Warren B. Kanders
                                           Title: Chief Executive Officer
                                                  and Chairman of the Board

                                        /s/ Robert R. Schiller
                                        --------------------------------------
                                        ROBERT R. SCHILLER